UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 30, 2009

The Manitowoc Company, Inc.
(Exact name of registrant as specified in its charter)

Wisconsin	1-11978	39-0448110
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

2400 S. 44th Street, Manitowoc, Wisconsin 54221-0066
(Address of principal executive offices including zip code)

(920) 684-4410
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.06  Material Impairments.

On April 30, 2009, The Manitowoc Company, Inc. (the “Company”) concluded that under generally accepted accounting principles a material charge in the amount of $700 million for impairment of goodwill and other intangible assets was required to reduce the carrying value of the Foodservice segment.  This charge will be reflected in the Company’s first quarter 2009 financial statements when filed with the U.S. Securities and Exchange Commission and is in addition to the previously announced non-cash goodwill impairment charge of approximately $30 million also to be reflected in the first quarter 2009 financial statements, as disclosed in the Company’s Current Report on Form 8-K filed on March 27, 2009.

Despite the requirement to record an impairment charge, the Company believes the long-term prospects for its businesses remain strong.  However, further market deterioration or future performance below estimated levels, among other factors, may require additional charges.  Such additional charges could have a material effect on our consolidated financial statements.

Item 2.02 Results of Operations and Financial Conditions

On April 30, 2009, the company issued a press release describing its results of operations for the three months ended March 31, 2009.  The press release issued by the Registrant in connection with the announcement is furnished as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits

	99.1	The Manitowoc Company, Inc. press release dated April 30, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

THE MANITOWOC COMPANY, INC.
(Registrant)

DATE: April 30, 2009	/s/ Carl J. Laurino
Carl J. Laurino
Senior Vice President & Chief Financial Officer

THE MANITOWOC COMPANY, INC.

EXHIBIT INDEX

TO

FORM 8-K CURRENT REPORT

Dated as of April 30, 2009

Exhibit No.	Description	Furnished Herewith

99.1	Press Release dated April 30, 2009, regarding the earnings of The Manitowoc Company, Inc. for the three months ended March 31, 2009.	X